UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (843) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 3, 2008, Force Protection, Inc. received a letter from the NASDAQ Listing Qualifications Hearings Panel (the “Nasdaq Panel”) stating that the Nasdaq Panel had determined to continue the listing of Force Protection’s securities on The Nasdaq Stock Market.   The Nasdaq Panel determined that Force Protection had regained compliance with Marketplace Rule 4310(c)(14).  Force Protection’s common stock trades on the Nasdaq Capital Market under the ticker symbol “FRPT.”

Previously, on May 29, 2008, Force Protection received a letter from the Nasdaq Panel granting its request for continued listing on the Nasdaq Stock Market until September 15, 2008, subject to certain conditions.  These conditions included, without limitation, that on or before September 15, 2008 Force Protection file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Form 10-Q for the fiscal quarter ended March 31, 2008 and any required restatements.  On September 19, 2008, Force Protection received a letter from the Nasdaq Panel granting its request to remain listed with The Nasdaq Stock Market until September 30, 2008, subject to certain conditions.  These conditions included that on before September 30, 2008, Force Protection file with the SEC its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Force Protection filed its Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC on September 15, 2008.   In addition, Force Protection filed its amended Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008 on September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: October 7, 2008

/s/ Michael Moody
(Signature)

Name: Michael Moody
Title: President & Chief Executive Officer